As filed with the Securities and Exchange Commission on October 19, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riviera Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	82-5121920
(State or other jurisdiction of	(Primary Standard Industrial Code)	(I.R.S. Employer
incorporation or organization)		Identification No.)

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David B. Rottino

President and Chief Executive Officer

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer

Brooks W. Antweil

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering (1):
Common stock, par value $0.01 per share
Preferred stock
Warrants
Rights
Units
Total Primary	(1)	(1)	(1)	(2)
Secondary Offering:
Common stock, par value $0.01 per share	39,650,494(3)	(4)	$859,424,457(5)	$104,163(5)
Total (Primary and Secondary)

(1)

An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee.
(3)

Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(4)

With respect to the offering of shares of our common stock by selling security holders, the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the holder of such security.

(5)

Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low reported sales prices of our common stock on October 12, 2018, as quoted on the OTCQX Market.

PROSPECTUS

Riviera Resources, Inc.

Common Stock, Preferred Stock, Warrants, Rights and Units

We and selling security holders offer and sell from time to time:

•	shares of our common stock, par value $0.01 per share (“Common Stock”);

•	shares of our preferred stock;

•	warrants;

•	rights;

•	units; or

•	any combination of the foregoing.

This prospectus provides you with a general description of the securities that may be offered by us or selling security holders, in one or more offerings. Each time securities are sold, we may provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Our Common Stock is quoted on the OTCQX Market (“OTCQX”) under the symbol “RVRA.”

Investing in our securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 2 of this prospectus before making an investment in our securities.

We and selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.” You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 19, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we and selling security holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders offer to sell securities, we may provide a supplement to this prospectus and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 333-225927). You may read and copy these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities offered by this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case (other than with respect to the Current Report on Form 8-K filed with the SEC on September 25, 2018) to the extent that the material contained therein is deemed “filed” rather than “furnished” under applicable SEC rules, until we sell all of the securities or until we terminate this offering:

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 24, 2018; and

•	Current Reports on Form 8-K filed on August 10, 2018, August 16, 2018 and September 25, 2018.

You may request a copy of these filings, including exhibits to such documents that are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at:

Riviera Resources, Inc.

Attention: Investor Relations

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4110

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein, other than statements of historical fact, are “forward-looking” statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” the negative of such terms and other comparable expressions. These risks, uncertainties and contingencies include, but are not limited to, our:

•	ability to realize the anticipated benefits of the Spin-off (as defined below);

•	potential negative effects of the Spin-off;

•	business strategy;

•	acquisition and disposition strategy;

•	financial strategy;

•	ability to comply with covenants under our existing credit facilities;

•	effects of legal proceedings;

•	drilling locations;

•	oil, natural gas and NGL reserves;

•	realized oil, natural gas and NGL prices;

•	production volumes;

•	capital expenditures;

•	economic and competitive advantages;

•	credit and capital market conditions;

•	regulatory changes;

•	lease operating expenses, general and administrative expenses and development costs;

•	future operating results;

•	plans, objectives, expectations and intentions; and

•	taxes.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein are largely based on our expectations at the time such statements were made, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our management’s best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond its control. In addition, our management’s assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein are not guarantees of future performance, and we cannot assure any potential investor that such statements will be realized or the events will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors set forth in “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and the documents we incorporate by reference herein. Factors that could cause actual results to differ materially from those in the

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forward-looking statements include, but are not limited to, market prices for oil, natural gas and NGL, production volumes, estimates of proved reserves, capital expenditures, economic and competitive conditions, credit and capital market conditions, regulatory changes and other uncertainties, as well as those factors set forth in “Risk Factors.” There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, references herein to the “Company,” “we,” “our,” “us” and “our company” refer (i) prior to the Spin-off (as defined below) to Linn Energy, Inc. and its consolidated subsidiaries, and (ii) after Spin-off, to Riviera Resources, Inc. and its consolidated subsidiaries (“Riviera”). Unless otherwise indicated or the context otherwise requires, references herein to “LINN Energy” refer to Linn Energy, Inc. and its consolidated subsidiaries.

In April 2018, LINN Energy announced its intention to separate Riviera Resources, Inc. from LINN Energy. Following the Spin-off, Riviera is a new independent oil and natural gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to shareholders.

To effect the separation, LINN Energy and certain of its then direct and indirect subsidiaries undertook an internal reorganization (including the conversion of Riviera Resources, LLC from a limited liability company to a corporation named Riviera Resources, Inc.), following which we hold, directly or through our subsidiaries, substantially all of the pre-Spin-off assets of LINN Energy, other than LINN Energy’s 50% equity interest in Roan Resources LLC. Following the internal reorganization, LINN Energy distributed all of our outstanding Common Stock to LINN Energy shareholders on a pro rata basis (the “Spin-off”). The Spin-off was completed on August 7, 2018.

Following the Spin-off, Riviera is an independent reporting company quoted for trading on the OTCQX Market under the ticker “RVRA”, and LINN Energy does not retain any ownership interest in Riviera.

For more information on the events that occurred and the shares of Common Stock distributed in connection with the Spin-off, see our Current Report on Form 8-K that was filed with the SEC on August 10, 2018 and our registration statement on Form S-1 (File No. 333-225927) filed on June 27, 2018, as amended by Amendment No. 1 filed on July 19, 2018 and by Amendment No. 2 filed on July 25, 2018.

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RIVIERA RESOURCES, INC.

We are an independent oil and natural gas company with a strategic focus on efficiently operating our mature low-decline assets, developing our growth-oriented assets, and returning capital to shareholders. Our upstream reporting segment properties are currently located in six operating regions in the United States: the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and the Mid-Continent. Our Blue Mountain reporting segment consists of the Chisholm Trail gas plant system, which is comprised of the newly constructed cryogenic natural gas processing facility, a refrigeration plant, and a network of gathering pipelines located in the Merge/SCOOP/STACK play, each of which is owned by our wholly owned subsidiary, Blue Mountain Midstream LLC (“Blue Mountain Midstream”).

Our principal executive offices are located at 600 Travis Street, Suite 1700, Houston, Texas 77002. The main telephone number is (281) 840-4000. Information contained on our website, www.rivieraresourcesinc.com, does not constitute a part of this prospectus.

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RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein. The risk factors generally have been separated into three groups: business risks, regulatory risks and risks relating to our Common Stock. Based on the information currently known to us, we believe that the following information identifies the most significant risk factors affecting our company in each of these categories of risks. However, the risks and uncertainties we face are not limited to those set forth in the risk factors described below. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

If any of the following risks and uncertainties develops into actual events, these events could have a material adverse effect on our business, financial condition or results of operations. In such case, the trading price of our Common Stock could decline and you could lose some or all of your investment.

Risks Relating to Our Business

We may be subject to risks in connection with divestitures.

In 2017 and the first quarter of 2018, we completed divestitures of a significant portion of our assets. In connection with these or other future transactions, we may sell our core or non-core assets in order to increase capital resources available for other core assets, create organizational and operational efficiencies or for other purposes. Various factors could materially affect our ability to dispose of such assets, including the approvals of governmental agencies or third parties and the availability of purchasers willing to acquire the assets with terms we deem acceptable. Though we continue to evaluate various options for the divestiture of such assets, there can be no assurance that this evaluation will result in any specific action.

Sellers often retain certain liabilities or agree to indemnify buyers for certain matters related to the sold assets. The magnitude of any such retained liability or of the indemnification obligation is difficult to quantify at the time of the transaction and ultimately could be material. Also, as is typical in divestiture transactions, third parties may be unwilling to release us from guarantees or other credit support provided prior to the sale of the divested assets. As a result, after a divestiture, we may remain secondarily liable for the obligations guaranteed or supported to the extent that the buyer of the assets fails to perform these obligations.

Commodity prices are volatile, and prolonged depressed prices or a further decline in prices would reduce our revenues, profitability and net cash provided by operating activities and would significantly affect our financial condition and results of operations.

Our revenues, profitability, cash flow and the carrying value of our properties depend on the prices of and demand for oil, natural gas and NGL. Historically, the oil, natural gas and NGL markets have been very volatile and are expected to continue to be volatile in the future, and prolonged depressed prices or a further decline in prices will significantly affect our financial results and impede our growth. Changes in oil, natural gas and NGL prices have a significant impact on the value of our reserves and on our net cash provided by operating activities. In addition, revenues from certain wells may exceed production costs and nevertheless not generate sufficient return on capital. Prices for these commodities may fluctuate widely in response to relatively minor changes in the supply of and demand for them, market uncertainty and a variety of additional factors that are beyond our control, such as:

•	the domestic and foreign supply of and demand for oil, natural gas and NGL;

•	the price and level of foreign imports;

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•	the level of consumer product demand;

•	weather conditions;

•	overall domestic and global economic conditions;

•	political and economic conditions in oil and natural gas producing and consuming countries;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain price and production controls;

•	the impact of the U.S. dollar exchange rates on oil, natural gas and NGL prices;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental regulations and taxation;

•	the impact of energy conservation efforts;

•	the proximity and capacity of pipelines and other transportation facilities; and

•	the price and availability of alternative fuels.

Prolonged depressed prices or a further decline in prices would reduce our revenues, profitability and net cash provided by operating activities and would significantly affect our financial condition and results of operations.

Future declines in commodity prices, changes in expected capital development, increases in operating costs or adverse changes in well performance may result in write-downs of the carrying amounts of our assets, which could materially and adversely affect our results of operations in the period incurred.

We evaluate the impairment of our oil and natural gas properties on a field-by-field basis whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Future declines in oil, natural gas and NGL prices, changes in expected capital development, increases in operating costs or adverse changes in well performance, among other things, may result in us having to make material write-downs of the carrying amounts of our assets, which could materially and adversely affect our results of operations in the period incurred.

Disruptions in the capital and credit markets, continued low commodity prices and other factors may restrict our ability to raise capital on favorable terms, or at all.

Disruptions in the capital and credit markets, in particular with respect to companies in the energy sector, could limit our ability to access these markets or may significantly increase our cost to borrow. Continued low commodity prices, among other factors, have caused some lenders to increase interest rates, enact tighter lending standards which we may not satisfy, and in certain instances have reduced or ceased to provide funding to borrowers. If we are unable to access the capital and credit markets on favorable terms or at all, it could adversely affect our business and financial condition.

LINN Energy emerged from bankruptcy in February 2017, which could adversely affect our business and relationships.

It is possible that LINN Energy’s predecessor, Linn Energy, LLC, having filed for bankruptcy in May 2016 and its emergence from bankruptcy as Linn Energy, Inc. in February 2017 could adversely affect our business and relationships with customers, vendors, royalty and working interest owners, employees, service providers and suppliers. Due to uncertainties, many risks exist, including the following:

•	vendors or other contract counterparties could terminate their relationship or require financial assurances or enhanced performance;

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•	the ability to renew existing contracts and compete for new business may be adversely affected;

•	the ability to attract, motivate and/or retain key executives and employees may be adversely affected;

•	employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

•	competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could adversely affect our business, operations, financial condition and reputation. We cannot assure you that LINN Energy’s having been subject to bankruptcy protection will not adversely affect our operations in the future.

Our financial information after the impact of fresh start accounting and numerous divestitures may not be meaningful to investors.

Upon LINN Energy’s emergence from bankruptcy, we adopted fresh start accounting and, as a result, our assets and liabilities were recorded at fair value as of the fresh start reporting date, which differ materially from the recorded values of assets and liabilities on our historical consolidated and combined balance sheets. As a result of the adoption of fresh start accounting, along with our numerous divestitures of properties in 2017 and the first quarter of 2018, our historical results of operations and period-to-period comparisons of those results and certain other financial data may not be meaningful or indicative of future results. The lack of comparable historical financial information may discourage investors from purchasing our Common Stock.

We may not be able to obtain funding under our revolving credit facility because of a decrease in our borrowing base, or obtain new financing, which could adversely affect our operations and financial condition.

On August 4, 2017, LINN Energy entered into a credit agreement with Royal Bank of Canada, as administrative agent, and the lenders and agents party thereto, providing for a new senior secured reserve-based revolving loan facility (the “Revolving Credit Facility”) with $500 million in borrowing commitments and an initial borrowing base of $500 million. The maximum commitment amount was $425 million at June 30, 2018. As of June 30, 2018, there were no borrowings outstanding under the Revolving Credit Facility and there was approximately $378 million of available borrowing capacity (which includes a $47 million reduction for outstanding letters of credit). In connection with the Spin-off, the Company executed a joinder agreement on August 7, 2018, whereby it assumed the obligations of LINN Energy under the Revolving Credit Facility as a guarantor. Following the Spin-off, the borrower under the Revolving Credit Facility is a subsidiary of Riviera.

Redeterminations of the borrowing base under the Revolving Credit Facility are based primarily on reserve reports using lender commodity price expectations at such time. The borrowing base will be redetermined semi-annually, on April 1 and October 1. The next scheduled borrowing base redetermination will take place on April 1, 2019. Any reduction in the borrowing base will reduce our available liquidity, and, if the reduction results in the outstanding amount under the Revolving Credit Facility exceeding the borrowing base, we will be required to repay the deficiency. We may not have the financial resources in the future to make any mandatory deficiency principal prepayments required under the Revolving Credit Facility, which could result in an event of default.

In the future, we may not be able to access adequate funding under the Revolving Credit Facility as a result of (i) a decrease in our borrowing base due to the outcome of a borrowing base redetermination, or (ii) an unwillingness or inability on the part of our lending counterparties to meet their funding obligations. Since the process for determining the borrowing base under the Revolving Credit Facility involves evaluating the estimated value of some of our oil and natural gas properties using pricing models determined by the lenders at that time,

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a decline in those prices used, or further downward reductions of our reserves, likely will result in a redetermination of our borrowing base and a decrease in the available borrowing amount at the time of the next scheduled redetermination. In such case, we would be required to repay any indebtedness in excess of the borrowing base.

The Revolving Credit Facility also restricts our ability to obtain new financing. If additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If net cash provided by operating activities or cash available under the Revolving Credit Facility is not sufficient to meet our capital requirements, the failure to obtain such additional debt or equity financing could result in a curtailment of our development operations, which in turn could lead to a decline in our reserves.

We may be unable to maintain compliance with the covenants in our credit facilities, which could result in an event of default under our credit facilities that, if not cured or waived, would have a material adverse effect on our business and financial condition.

Under the Revolving Credit Facility, we are required, to maintain (i) a maximum total net debt to last twelve months EBITDA ratio of 4.0 to 1.0, and (ii) a minimum adjusted current ratio of 1.0 to 1.0, as well as various affirmative and negative covenants. In addition, under Blue Mountain Midstream’s senior secured revolving loan facility (the “Blue Mountain Credit Facility”), Blue Mountain Midstream is required to maintain (i) for certain periods, a ratio of consolidated total debt (subject to certain carve-outs) to the sum of (a) total debt (subject to certain carve-outs) and (b) consolidated owners’ equity interest in Blue Mountain Midstream and its potential future subsidiaries of no greater than 0.35 to 1.00, and (ii) subject to satisfaction of certain conditions and for certain periods (a) a ratio of consolidated EBITDA to consolidated interest expense no less than 2.50 to 1.00, (b) a ratio of consolidated net debt to consolidated EBITDA (the “consolidated total leverage ratio”) no greater than 4.50 to 1.00 or 5.00 to 1.00, as applicable, and (c) in case certain other kinds of indebtedness are outstanding, a ratio of consolidated net debt secured by a lien on property of Blue Mountain Midstream to consolidated EBITDA no greater than 3.00 to 1.00. If we were to violate any of the covenants under the Revolving Credit Facility or the Blue Mountain Credit Facility and were unable to obtain a waiver or amendment, it would be considered a default after the expiration of any applicable grace period. If we were in default under the Revolving Credit Facility or the Blue Mountain Credit Facility, then the lenders may exercise certain remedies including, among others, declaring all borrowings outstanding thereunder, if any, immediately due and payable. This could adversely affect our operations and our ability to satisfy our obligations as they come due.

Restrictive covenants in the Revolving Credit Facility and the Blue Mountain Credit Facility could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Restrictive covenants in the Revolving Credit Facility and the Blue Mountain Credit Facility impose significant operating and financial restrictions on us and our subsidiaries. These restrictions limit our ability to, among other things:

•	incur additional liens;

•	incur additional indebtedness;

•	merge, consolidate or sell our assets;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make certain investments; and

•	enter into transactions with our affiliates.

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The Revolving Credit Facility and the Blue Mountain Credit Facility also require us to comply with certain financial maintenance covenants as discussed above. A breach of any of these covenants could result in a default under the Revolving Credit Facility or the Blue Mountain Credit Facility, as applicable. If a default occurs and remains uncured or unwaived, the administrative agent or majority lenders under each of the Revolving Credit Facility and the Blue Mountain Credit Facility may elect to declare all borrowings outstanding thereunder, if any, together with accrued interest and other fees, to be immediately due and payable. The administrative agent or majority lenders under the Revolving Credit Facility and the Blue Mountain Credit Facility would also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay our indebtedness when due or declared due, the applicable administrative agent has the right to proceed against the collateral pledged to it to secure the indebtedness under the Revolving Credit Facility or the Blue Mountain Credit Facility, as applicable. If such indebtedness were to be accelerated, our assets may not be sufficient to repay in full our secured indebtedness.

We may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants in the Revolving Credit Facility and the Blue Mountain Credit Facility. The restrictions contained in the Revolving Credit Facility and the Blue Mountain Credit Facility could:

•	limit our ability to plan for, or react to, market conditions, to meet capital needs or otherwise restrict our activities or business plan; and

•	adversely affect our ability to finance our operations, enter into acquisitions or to engage in other business activities that would be in our interest.

Our commodity derivative activities could result in financial losses or could reduce our income, which may adversely affect our net cash provided by operating activities, financial condition and results of operations.

To achieve more predictable net cash provided by operating activities and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we have entered into commodity derivative contracts for a portion of our production. Commodity derivative arrangements expose us to the risk of financial loss in some circumstances, including situations when production is less than expected. If we experience a sustained material interruption in our production or if we are unable to perform our drilling activity as planned, we might be forced to satisfy all or a portion of our derivative obligations without the benefit of the sale of our underlying physical commodity, which may adversely affect our net cash provided by operating activities, financial condition and results of operations.

We may be unable to hedge anticipated production volumes on attractive terms or at all, which would subject us to further potential commodity price uncertainty and could adversely affect our net cash provided by operating activities, financial condition and results of operations.

While we have hedged a portion of our estimated production for 2018 and 2019, our anticipated production volumes remain mostly unhedged. Based on current expectations for future commodity prices, reduced hedging market liquidity and potential reduced counterparty willingness to enter into new hedges with us, we may be unable to hedge anticipated production volumes on attractive terms or at all, which would subject us to further potential commodity price uncertainty and could adversely affect our net cash provided by operating activities, financial condition and results of operations.

Counterparty failure may adversely affect our derivative positions.

We cannot be assured that our counterparties will be able to perform under our derivative contracts. If a counterparty fails to perform and the derivative arrangement is terminated, our net cash provided by operating activities, financial condition and results of operations would be adversely affected.

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Unless we replace our reserves, our future reserves and production will decline, which would adversely affect our net cash provided by operating activities, financial condition and results of operations.

Producing oil, natural gas and NGL reservoirs are characterized by declining production rates that vary depending on reservoir characteristics and other factors. The overall rate of decline for our production will change if production from our existing wells declines in a different manner than we have estimated and may change when we drill additional wells, make acquisitions and under other circumstances. Thus, our future oil, natural gas and NGL reserves and production and, therefore, our cash flow and income, are highly dependent on our success in efficiently developing our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs, which would adversely affect our net cash provided by operating activities, financial condition and results of operations. In addition, given general market conditions, we may be unable to finance potential acquisitions of reserves on terms that are acceptable to us or at all. Our ability to make the necessary capital investment to maintain or expand our asset base of oil and natural gas reserves would be impaired to the extent cash flow from operations is reduced and external sources of capital become limited or unavailable.

Our estimated reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

No one can measure underground accumulations of oil, natural gas and NGL in an exact manner. Reserve engineering requires subjective estimates of underground accumulations of oil, natural gas and NGL and assumptions concerning future oil, natural gas and NGL prices, production levels and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate. An independent petroleum engineering firm prepares estimates of our proved reserves. Some of our reserve estimates are made without the benefit of a lengthy production history, which are less reliable than estimates based on a lengthy production history. Also, we make certain assumptions regarding future oil, natural gas and NGL prices, production levels and operating and development costs that may prove incorrect. Any significant variance from these assumptions by actual amounts could greatly affect our estimates of reserves, the economically recoverable quantities of oil, natural gas and NGL attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows. Decreases in commodity prices can result in a reduction of our estimated reserves if development of those reserves would not be economic at those lower prices. Numerous changes over time to the assumptions on which our reserve estimates are based, as described above, often result in the actual quantities of oil, natural gas and NGL we ultimately recover being different from our reserve estimates.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil, natural gas and NGL reserves. We base the estimated discounted future net cash flows from our proved reserves on an unweighted average of the first-day-of-the month price for each month during the 12-month calendar year and year-end costs. However, actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

•	actual prices we receive for oil, natural gas and NGL;

•	the amount and timing of actual production;

•	capital and operating expenditures;

•	the timing and success of development activities;

•	supply of and demand for oil, natural gas and NGL; and

•	changes in governmental regulations or taxation.

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In addition, the 10% discount factor required to be used under the provisions of applicable accounting standards when calculating discounted future net cash flows, may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

Our development and midstream operations require substantial capital expenditures. We may be unable to obtain needed capital or financing on satisfactory terms, which could adversely affect our ability to sustain our operations at current levels and could lead to a decline in our reserves and affect our future growth.

The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business for the development and production of oil, natural gas and NGL reserves and to expand our midstream operations and activities. These expenditures will reduce our cash available for other purposes. Our net cash provided by operating activities and access to capital are subject to a number of variables, including:

•	our proved reserves;

•	the level of oil, natural gas and NGL we are able to produce from existing wells;

•	the prices at which we are able to sell our oil, natural gas and NGL;

•	the level of operating expenses;

•	our ability to acquire, locate and produce new reserves;

•	the costs of constructing, operating and maintaining our midstream facilities; and

•	our ability to attract third-party customers for our midstream services.

If our net cash provided by operating activities decreases, we may have limited ability to obtain the capital or financing necessary to sustain our operations at current levels and could lead to a decline in our reserves.

We may decide not to drill some of the prospects we have identified, and locations that we decide to drill may not yield oil, natural gas and NGL in commercially viable quantities.

Our prospective drilling locations are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require additional geological and engineering analysis. Based on a variety of factors, including future oil, natural gas and NGL prices, the generation of additional seismic or geological information, the current and future availability of drilling rigs and other factors, we may decide not to drill one or more of these prospects. In addition, the cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a well. Our efforts will be uneconomic if we drill dry holes or wells that are productive but do not produce enough oil, natural gas and NGL to be commercially viable after drilling, operating and other costs. As a result, we may not be able to increase or sustain our reserves or production, which in turn could have an adverse effect on our business, financial condition, results of operations and cash flows.

Drilling for and producing oil, natural gas and NGL are high risk activities with many uncertainties that could adversely affect our financial position, results of operations and cash flows.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil, natural gas and NGL can be uneconomic, not only from dry holes, but also from productive wells that do not produce sufficient revenues to be commercially viable. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

•	the high cost, shortages or delivery delays of equipment and services;

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•	unexpected operational events;

•	adverse weather conditions

•	facility or equipment malfunctions;

•	title problems;

•	pipeline ruptures or spills;

•	compliance with environmental and other governmental requirements;

•	unusual or unexpected geological formations;

•	loss of drilling fluid circulation;

•	formations with abnormal pressures;

•	fires;

•	blowouts, craterings and explosions; and

•	uncontrollable flows of oil, natural gas and NGL or well fluids.

Any of these events can cause increased costs or restrict our ability to drill the wells and conduct the operations which we currently have planned. Any delay in the drilling program or significant increase in costs could adversely affect our financial position, results of operations and cash flows.

Our business relies on certain key personnel.

Our management believes that our continued success will depend to a significant extent upon the efforts and abilities of certain of our key personnel. The loss of the services of any of these key personnel could have a material adverse effect on our business. We do not maintain “key man” life insurance on any of our officers or other employees.

We have limited control over the activities on properties we do not operate.

Other companies operate some of the properties in which we have an interest. As of December 31, 2017, non-operated wells represented approximately 34% of our owned gross wells, or approximately 11% of our owned net wells. We have limited ability to influence or control the operation or future development of these non-operated properties, including timing of drilling and other scheduled operations activities, compliance with environmental, safety and other regulations, or the amount of capital expenditures that we are required to fund with respect to them. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interest could reduce our production and revenues, and lead to unexpected future costs.

Our business depends on gathering and transportation facilities, including our midstream facilities constructed and operated by Blue Mountain Midstream, our wholly owned subsidiary. Any limitation in the availability of those facilities would interfere with our ability to market the oil, natural gas and NGL we produce, which could adversely affect our business, results of operations and cash flows.

The marketability of our oil, natural gas and NGL production depends in part on the availability, proximity and capacity of gathering systems and pipelines including our midstream facilities constructed and operated by our wholly owned subsidiary, Blue Mountain Midstream. Our development and maintenance of our midstream infrastructure can involve significant risks, including those relating to timing, cost overruns and operational efficiency that could, in turn, materially impact our production, cash flow and results of operation. The amount of oil, natural gas and NGL that can be produced and sold is subject to limitation in certain circumstances, such as

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pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering or transportation system, or lack of contracted capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we are provided only with limited, if any, notice as to when these circumstances will arise and their duration. In addition, some of our wells are drilled in locations that are not serviced by gathering and transportation pipelines, or the gathering and transportation pipelines in the area may not have sufficient capacity to transport additional production. As a result, we may not be able to sell the oil, natural gas and NGL production from these wells until the necessary gathering and transportation systems are constructed. Any significant curtailment in gathering system or pipeline capacity, or significant delay in the construction of necessary gathering and transportation facilities, would interfere with our ability to market the oil, natural gas and NGL we produce, and could adversely affect our business, results of operations and cash flows.

Risks Relating to Regulation of Our Business

Because we handle oil, natural gas and NGL and other hydrocarbons, we may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment.

The operations of our wells, gathering systems, turbines, pipelines and other facilities are subject to stringent and complex federal, state and local environmental laws and regulations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. There is an inherent risk that we may incur environmental costs and liabilities due to the nature of our business, the substances we handle and the ownership or operation of our properties. Certain environmental statutes, including the Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act and analogous state laws and regulations, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. In addition, an accidental release from one of our wells or gathering pipelines could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage and fines or penalties for related violations of environmental laws or regulations.

Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary, and these costs may not be recoverable from insurance. For a more detailed discussion of environmental and regulatory matters impacting our business, see “Our Business—Government Regulation” in the prospectus furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on September 25, 2018, which is expressly incorporated by reference herein.

We are subject to complex and evolving federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.

Our operations are regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations have resulted in delays and increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. Under these laws and regulations, we could also be liable for personal injuries, property damage and other damages. Failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects.

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Part of the regulatory environment in which we operate includes, in some cases, legal requirements for obtaining environmental assessments, environmental impact studies and/or plans of development before commencing drilling and production activities. In addition, our activities are subject to the regulations regarding conservation practices and protection of correlative rights. These regulations affect our operations and limit the quantity of oil, natural gas and NGL we may produce and sell. A major risk inherent in our drilling plans is the need to obtain drilling permits from state and local authorities. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well or the receipt of a permit with unreasonable conditions or costs could have a material adverse effect on our ability to develop our properties. Additionally, the regulatory environment could change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, consequently, adversely affect our financial condition and results of operations. For a description of the laws and regulations that affect us, see “Our Business—Government Regulation” in the prospectus furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on September 25, 2018, which is expressly incorporated by reference herein.

We could also be affected by more stringent laws and regulations adopted in the future, including any related to climate change, engine emissions, greenhouse gases and hydraulic fracturing. Changes in environmental laws and regulations occur frequently, and any changes that result in delays or restrictions in permitting or development of projects or more stringent or costly construction, drilling, water management, or completion activities or waste handling, storage, transport, remediation or disposal, emission or discharge requirements could require significant expenditures by us or other operators of the properties to attain and maintain compliance and may otherwise have a material adverse effect on our results of operations or financial condition. Increased scrutiny of the oil and natural gas industry may occur as a result of the FY 2017-2019 National Enforcement Initiatives of the U.S. Environmental Protection Agency (“EPA”), through which the EPA will purportedly address incidences of noncompliance from natural gas extraction and production activities that may cause or contribute to significant harm to public health and/or the environment.

Legislation and regulation of hydraulic fracturing, including with respect to seismic activity allegedly related to hydraulic fracturing, could adversely affect our business.

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons from tight formations. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. For a description of the laws and regulations that affect us, including our hydraulic fracturing operations, see “Our Business—Government Regulation” in the prospectus furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on September 25, 2018, which is expressly incorporated by reference herein. If adopted, certain bills could result in additional permitting and disclosure requirements for hydraulic fracturing operations as well as various restrictions on those operations. Any such added regulation could lead to operational delays, increased operating costs and additional regulatory burdens, and reduced production of oil and natural gas, which could adversely affect our business, financial position, results of operations and net cash provided by operating activities.

Hydraulic fracturing operations require the use of a significant amount of water. Our inability to locate sufficient amounts of water, or dispose of or recycle water used in our drilling and production operations, could adversely impact our operations. Moreover, new environmental initiatives and regulations could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the development or production of natural gas.

Finally, in some instances, the operation of underground injection wells has been alleged to cause earthquakes in some of the states where we operate. Such issues have sometimes led to orders prohibiting continued injection or the suspension of drilling in certain wells identified as possible sources of seismic activity. Such concerns also have resulted in stricter regulatory requirements in some jurisdictions relating to the location and operation of underground injection wells. Future orders or regulations addressing concerns about seismic activity from well injection could affect us, either directly or indirectly, depending on the wells affected.

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Legislation and regulation of greenhouse gases could adversely affect our business, and we are subject to risks associated with climate change.

In December 2009, the EPA determined that emissions of carbon dioxide, methane and other “greenhouse gases” (“GHG”) present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. Based on these findings, the EPA has adopted and implemented regulations to restrict emissions of GHGs under existing provisions of the Clean Air Act. In May 2016, the EPA finalized rules that set additional emissions limits for volatile organic compounds and established new controls for emissions of methane from new, modified or reconstructed sources in the oil and natural gas source category, including production, processing, transmission and storage activities. The rule includes first-time standards to address emissions of methane from equipment and processes across the source category, including hydraulically fractured oil and natural gas well completions. In June 2017, the EPA issued a proposal to stay certain of these requirements for two years and reconsider the entirety of the 2016 rules; however, the rules currently remain in effect. In addition, in April 2018, a coalition of states filed a lawsuit in the U.S. District Court for the District of Columbia aiming to force the EPA to establish guidelines for limiting methane emissions from existing sources in the oil and natural gas sector; that lawsuit is pending. The EPA has also adopted rules requiring the monitoring and reporting of GHG emissions from specified sources in the United States, including, among other things, certain onshore oil and natural gas production facilities, on an annual basis. In addition, in 2015, the United States participated in the United Nations Climate Change Conference, which led to the creation of the Paris Agreement. The Paris Agreement requires member countries to review and “represent a progression” in their intended nationally determined contributions, which set GHG emission reduction goals every five years beginning in 2020. In June 2017, the United States announced its withdrawal from the Paris Agreement, although the earliest possible effective date of withdrawal is November 2020. Despite the planned withdrawal, certain U.S. city and state governments have announced their intention to satisfy their proportionate obligations under the Paris Agreement. Legislation has from time to time been introduced in Congress that would establish measures restricting GHG emissions in the United States, and a number of states have begun taking actions to control and/or reduce emissions of GHGs. Any such additional regulation could lead to operational delays, increased operating costs and additional regulatory burdens, and reduced production of oil and natural gas, which could adversely affect our business, financial position, results of operations and net cash provided by operating activities.

In addition, some scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events. If any such effects were to occur, they could adversely affect or delay demand for the oil or natural gas produced or cause us to incur significant costs in preparing for or responding to those effects.

Uncertainty regarding derivatives legislation could have an adverse impact on our ability to hedge risks associated with our business.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in 2010, expands federal oversight and regulation of the derivatives markets and entities, such as us, that participate in those markets. Those markets involve derivative transactions, which include certain instruments, such as interest rate swaps, forward contracts, option contracts, financial contracts and other contracts, used in our risk management activities. The Dodd-Frank Act requires that most swaps ultimately will be cleared through a registered clearing facility and that they be traded on a designated exchange or swap execution facility, with certain exceptions for entities that use swaps to hedge or mitigate commercial risk. The Dodd-Frank Act requirements relating to derivative transactions have not been fully implemented by the SEC and the Commodities Futures Trading Commission and the current presidential administration has indicated a desire to repeal and/or replace certain provisions of the Dodd-Frank Act. Uncertainty regarding the current law and any new regulations could increase the operational and transactional cost of derivatives contracts and affect the number and/or creditworthiness of available counterparties. In addition, we may transact with counterparties based in the

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European Union, Canada or other jurisdictions which are in the process of implementing regulations to regulate derivatives transactions, some of which are currently in effect and impose operational and transactional costs on our derivatives activities.

Certain U.S. federal income tax deductions currently available with respect to oil and natural gas exploration and production may be eliminated as a result of future legislation.

In past years, legislation has been proposed that would, if enacted into law, make significant changes to U.S. tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. Although these provisions were largely unchanged in the Tax Cuts and Jobs Act of 2017 (which was signed on December 22, 2017), Congress could consider, and could include, some or all of these proposals as part of future tax reform legislation. It is unclear whether any of the foregoing or similar proposals will be considered and enacted as part of future tax reform legislation and if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development and any such change could have an adverse effect on our financial position, results of operations and cash flows.

Recent changes in United States federal income tax law may have an adverse effect on our cash flows, results of operations or financial condition overall.

The Tax Cuts and Jobs Act of 2017 may affect our cash flows, results of operations and financial condition. Among other items, the Tax Cuts and Jobs Act of 2017 repealed the deduction for certain U.S. production activities and provided for a new limitation on the deduction for interest expense. Given the scope of this law and the potential interdependency of its changes, it is difficult at this time to assess whether the overall effect of the Tax Cuts and Jobs Act of 2017 will be cumulatively positive or negative for our earnings and cash flow, but such changes may adversely impact our financial results.

Risks Relating to Our Common Stock

There may be circumstances in which the interests of our significant stockholders could be in conflict with the interests of our other stockholders.

Funds associated with Elliott Associates, L.P., Fir Tree Capital Management LP, York Capital Management, L.P. and P. Schoenfeld Asset Management LP collectively owned approximately 55% of our Common Stock as of September 24, 2018. Circumstances may arise in which these stockholders may have an interest in pursuing or preventing acquisitions, divestitures or other transactions that, in their judgment, could enhance their investment in us. Such transactions might adversely affect us or other holders of our Common Stock.

Our significant concentration of share ownership may adversely affect the trading price of our Common Stock.

As of September 24, 2018, approximately 55%% of our Common Stock was beneficially owned by four holders, each of which has a representative on the board of directors of the Company (our “board of directors”). Our significant concentration of share ownership may adversely affect the trading price of our Common Stock because of the lack of trading volume in our Common Stock and because investors may perceive disadvantages in owning shares in companies with significant stockholders.

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Provisions in our certificate of incorporation, bylaws and Delaware law may prevent or delay an acquisition of Riviera, which could decrease the trading price of our Common Stock.

Our certificate of incorporation, bylaws and Delaware corporate law contain provisions that are intended to deter or delay coercive takeover practices and inadequate takeover bids. For example, our certificate of incorporation and bylaws require advance notice for stockholder proposals to nominate directors or present matters at stockholder meetings, place limitations on convening stockholder meetings and authorize our board of directors to issue one or more series of preferred stock. These provisions could enable our board of directors to delay or prevent a transaction that some, or a majority, of our stockholders may believe to be in their best interests and, in that case, may discourage or prevent attempts to remove and replace incumbent directors. These provisions may also discourage or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Further information on such provisions in the certificate of incorporation and bylaws can be found in the section titled “Description of Common Stock and Preferred Stock.”

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, subject to limited exceptions, the State of Delaware will be the sole and exclusive forum for derivative actions; claims related to a breach of a fiduciary duty, corporate law, our certificate of incorporation or our bylaws; or under the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

We have no plans to pay dividends on our Common Stock, and you may not receive funds without selling your Common Stock.

We do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business, including exploration, development and acquisition activities. Any decision to declare and pay dividends will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. There can be no assurance that a payment of a dividend will occur in the future.

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USE OF PROCEEDS

Except as may otherwise be described in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and may be further described in an accompanying prospectus supplement.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Under “Description of Common Stock and Preferred Stock,” “we,” “us,” “our,” the “Company” and “our company” refer to Riviera Resources, Inc. and not to any of its subsidiaries.

Authorized Capitalization

Our authorized capital stock consists of 300,000,000 shares, which include 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 24, 2018, we had 75,836,252 shares of Common Stock outstanding.

Dividends. Subject to the rights granted to any holders of preferred stock, holders of the shares of our Common Stock are entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of any assets or funds of the Company legally available for the payment of dividends. The Company is incorporated in Delaware and is governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of our stockholders. There are no cumulative voting rights for the election of directors, which means that the holders of a majority of the shares of our Common Stock are entitled to elect all of our directors, unless the number of nominees for director exceeds the number of directors to be elected, in which case, the directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Liquidation Rights. Except as otherwise required by our bylaws or certificate of incorporation, our Common Stock has all rights and privileges typically associated with such securities as set forth in the Delaware General Corporation Law (the “DGCL”) in relation to rights upon liquidation.

Fully Paid. All of the outstanding shares of Common Stock are fully paid and nonassessable. The holders of our Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and our Common Stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the terms of our certificate of incorporation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

No shares of preferred stock were issued and outstanding as of September 24, 2018.

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Directors

Our board of directors is currently comprised of six directors. The number of directors may be fixed from time to time by a resolution adopted by our board of directors. Each director elected by stockholders is determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.

All directors are in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2019 annual meeting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and our certificate of incorporation, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of our outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation, our bylaws and Delaware statutory law contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which the Company believes may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Undesignated Preferred Stock

The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our board of directors has no present intention to issue any shares of preferred stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the voting power of the outstanding capital stock of the Company.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon our board of directors the power to

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adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant to our board of directors the power to adopt, amend, restate or repeal the bylaws, provided that until the earlier of a listing of the capital stock on a national exchange and the consummation of an initial public offering, none of the provisions regarding information rights, affiliate transactions, transactions requiring stockholder approval, or amendments to the bylaws may be repealed or amended in any manner that is materially adverse to any stockholder, unless such repeal or amendment shall have been approved by 66 2/3% of our Common Stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Delaware Anti-Takeover Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are quoted for trading on the OTC Market, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by our board of directors before the date the interested shareholder attained that status;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by our board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Newly Created Directorships and Vacancies on our board of directors

Under our bylaws, any vacancies on our board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by our board of directors upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of our board of directors or by a sole remaining director, or by a majority vote of our Common Stock, at either a special meeting of the stockholders or by written consent.

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the State of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or

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(iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the Company’s and our stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

The Company may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have also entered into individual indemnity agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

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Ticker Symbol

Our Common Stock is quoted on the OTCQX under the symbol “RVRA.”

Transfer Agent and Registrar

Our transfer agent and registrar of Common Stock is American Stock Transfer & Trust Company, LLC.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase Common Stock, preferred stock, rights or units. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The applicable prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities purchasable upon the exercise of such warrants;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date and any other material terms of the warrants; and

•	any other terms of such warrants, including the terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants do not confer upon the holders thereof any voting or other rights of stockholders.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our Common Stock, preferred stock, warrants or units. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the persons purchasing or receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby underwriting or other arrangement with one or more underwriters or other purchasers pursuant to which such underwriters or other purchasers may be required to purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with one or more banks, trust companies or other financial institutions, as rights agent, all of which will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for each share of Common Stock, preferred stock, warrants or units upon the exercise of the rights;

•	the number of rights issued or to be issued to each security holder;

•	the number and terms of the shares of Common Stock, preferred stock, warrants or units that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights shall commence and shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of our Common Stock, shares of preferred stock, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the Common Stock, preferred stock, warrants and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the offered securities:

•	to or through underwriters;

•	through dealers;

•	through agents; or

•	directly to one or more purchasers, including existing security holders in a rights offering.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

Any prospectus supplement with respect to a series of securities may state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in an accompanying prospectus supplement, the underwriters must purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the offered securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

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By Dealers

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

By Agents

Offered securities may also be sold through agents designated by us. Unless indicated in an accompanying prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

Direct Sales; Rights Offerings

Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our security holders.

At-the-Market Offerings

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) of the Securities Act. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

Remarketing

We may offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Delayed Delivery Arrangements

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in an accompanying prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

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General Information

Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in an accompanying prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

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LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon by Kirkland & Ellis LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

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EXPERTS

The consolidated and combined financial statements of Riviera Resources, LLC and its subsidiaries, as of December 31, 2017 (Successor) and 2016 (Predecessor), and for the ten months ended December 31, 2017 (Successor), the two months ended February 28, 2017 and for the years ended December 31, 2016 and 2015 (Predecessor), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

The audit report states the consolidated and combined financial statements were prepared on a combined basis of accounting, and in conformity with Accounting Standards Codification 852-10, Reorganizations, for the Successor (as defined in such audit report) as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with prior periods.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by DeGolyer and MacNaughton. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

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Riviera Resources, Inc.

Common Stock, Preferred Stock, Warrants, Rights and Units

PROSPECTUS

October 19, 2018

PROSPECTUS

39,650,494 Shares

Riviera Resources, Inc.

Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 39,650,494 shares of our common stock, par value $0.01 per share (“Common Stock”), by the selling stockholders named in this prospectus or in a supplement hereto.

We are registering the resale from time to time of Common Stock to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of August 7, 2018 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of shares of Common Stock.

This prospectus provides you with a description and terms of the Common Stock that may be offered by the selling stockholders, in one or more offerings. Each time the Common Stock is sold, we may provide one or more supplements to add to, update, supplement or clarify information contained in this prospectus.

Our Common Stock is quoted on the OTCQX Market (“OTCQX”) under the symbol “RVRA.” On October 18, 2018, the last reported sale price of Common Stock on the OTCQX was $21.81 per share.

Investing in our Common Stock involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our Common Stock. See “Risk Factors” beginning on page 3 of this prospectus before making an investment in our Common Stock.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. The selling stockholders may offer and sell the Common Stock to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.” You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 19, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus in one or more offerings. This prospectus provides you with a description and terms of the Common Stock that may be offered by the selling stockholders. Each time the Common Stock is sold hereby, we may provide one or more supplements to add to, update, supplement or clarify information contained in this prospectus. Each time the selling stockholders offer to sell securities, we may provide a supplement to this prospectus and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 333-225927). You may read and copy these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the Common Stock offered by this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case (other than with respect to the Current Report on Form 8-K filed with the SEC on September 25, 2018) to the extent that the material contained therein is deemed “filed” rather than “furnished” under applicable SEC rules, until we sell all of the securities or until we terminate this offering:

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 24, 2018; and

•	Current Reports on Form 8-K filed on August 10, 2018, August 16, 2018 and September 25, 2018.

You may request a copy of these filings, including exhibits to such documents that are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at:

Riviera Resources, Inc.

Attention: Investor Relations

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4110

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein, other than statements of historical fact, are “forward-looking” statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” the negative of such terms and other comparable expressions. These risks, uncertainties and contingencies include, but are not limited to, our:

•	ability to realize the anticipated benefits of the Spin-off (as defined below);

•	potential negative effects of the Spin-off;

•	business strategy;

•	acquisition and disposition strategy;

•	financial strategy;

•	ability to comply with covenants under our existing credit facilities;

•	effects of legal proceedings;

•	drilling locations;

•	oil, natural gas and NGL reserves;

•	realized oil, natural gas and NGL prices;

•	production volumes;

•	capital expenditures;

•	economic and competitive advantages;

•	credit and capital market conditions;

•	regulatory changes;

•	lease operating expenses, general and administrative expenses and development costs;

•	future operating results;

•	plans, objectives, expectations and intentions; and

•	taxes.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein are largely based on our expectations at the time such statements were made, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our management’s best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond its control. In addition, our management’s assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein are not guarantees of future performance, and we cannot assure any potential investor that such statements will be realized or the events will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors set forth in “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and the documents we incorporate by reference herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, market prices for oil, natural gas and NGL, production volumes, estimates of proved reserves, capital expenditures, economic and competitive conditions, credit and capital market conditions, regulatory changes and other uncertainties, as well as those factors set forth in “Risk Factors.” There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, references herein to the “Company,” “we,” “our,” “us” and “our company” refer (i) prior to the Spin-off (as defined below) to Linn Energy, Inc. and its consolidated subsidiaries, and (ii) after Spin-off, to Riviera Resources, Inc. and its consolidated subsidiaries (“Riviera”). Unless otherwise indicated or the context otherwise requires, references herein to “LINN Energy” refer to Linn Energy, Inc. and its consolidated subsidiaries.

In April 2018, LINN Energy announced its intention to separate Riviera Resources, Inc. from LINN Energy. Following the Spin-off, Riviera is a new independent oil and natural gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to shareholders.

To effect the separation, LINN Energy and certain of its then direct and indirect subsidiaries undertook an internal reorganization (including the conversion of Riviera Resources, LLC from a limited liability company to a corporation named Riviera Resources, Inc.), following which we hold, directly or through our subsidiaries, substantially all of the pre-Spin-off assets of LINN Energy, other than LINN Energy’s 50% equity interest in Roan Resources LLC. Following the internal reorganization, LINN Energy distributed all of our outstanding Common Stock to LINN Energy shareholders on a pro rata basis (the “Spin-off”). The Spin-off was completed on August 7, 2018.

Following the Spin-off, Riviera is an independent reporting company quoted for trading on the OTCQX Market under the ticker “RVRA”, and LINN Energy does not retain any ownership interest in Riviera.

For more information on the events that occurred and the shares of Common Stock distributed in connection with the Spin-off, see our Current Report on Form 8-K that was filed with the SEC on August 10, 2018 and our registration statement on Form S-1 (File No. 333-225927) filed on June 27, 2018, as amended by Amendment No. 1 filed on July 19, 2018 and by Amendment No. 2 filed on July 25, 2018.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before making an investment decision. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors.”

Our Company

We are an independent oil and natural gas company with a strategic focus on efficiently operating our mature low-decline assets, developing our growth-oriented assets, and returning capital to shareholders. Our upstream reporting segment properties are currently located in six operating regions in the United States: the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and the Mid-Continent. Our Blue Mountain reporting segment consists of the Chisholm Trail gas plant system, which is comprised of the newly constructed cryogenic natural gas processing facility, a refrigeration plant, and a network of gathering pipelines located in the Merge/SCOOP/STACK play, each of which is owned by our wholly owned subsidiary, Blue Mountain Midstream LLC (“Blue Mountain Midstream”).

Risk Factors

You should carefully consider the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and our other filings with the SEC that are incorporated by reference into this prospectus in evaluating an investment in our Common Stock. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our Common Stock could decline and you could lose some or all of your investment.

Corporate Information

Our Common Stock is quoted on the OTCQX under the symbol “RVRA.” Our principal executive offices are located at 600 Travis Street, Suite 1700, Houston, Texas 77002. The main telephone number is (281) 840-4000. Information contained on our website, www.rivieraresourcesinc.com, does not constitute a part of this prospectus.

The Offering

Common Stock offered by the selling stockholders:	39,650,494 shares of Common Stock.

Shares outstanding prior to and after giving effect to this offering(1):	75,836,252 shares of Common Stock.

Use of proceeds:	We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

Risk factors:	Investing in our Common Stock involves certain risks. Before investing in our Common Stock, see the risk factors described under “Risk Factors” and all other information set forth in this prospectus for a discussion of risks relating to our business, regulatory risks and risks relating to our Common Stock.

OTCQX ticker symbol:	“RVRA”

(1)	The number of shares to be outstanding is based on the number of shares outstanding as of September 24, 2018.

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein. The risk factors generally have been separated into three groups: business risks, regulatory risks and risks relating to our Common Stock. Based on the information currently known to us, we believe that the following information identifies the most significant risk factors affecting our company in each of these categories of risks. However, the risks and uncertainties we face are not limited to those set forth in the risk factors described below. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

If any of the following risks and uncertainties develops into actual events, these events could have a material adverse effect on our business, financial condition or results of operations. In such case, the trading price of our Common Stock could decline and you could lose some or all of your investment.

Risks Relating to Our Business

We may be subject to risks in connection with divestitures.

In 2017 and the first quarter of 2018, we completed divestitures of a significant portion of our assets. In connection with these or other future transactions, we may sell our core or non-core assets in order to increase capital resources available for other core assets, create organizational and operational efficiencies or for other purposes. Various factors could materially affect our ability to dispose of such assets, including the approvals of governmental agencies or third parties and the availability of purchasers willing to acquire the assets with terms we deem acceptable. Though we continue to evaluate various options for the divestiture of such assets, there can be no assurance that this evaluation will result in any specific action.

Sellers often retain certain liabilities or agree to indemnify buyers for certain matters related to the sold assets. The magnitude of any such retained liability or of the indemnification obligation is difficult to quantify at the time of the transaction and ultimately could be material. Also, as is typical in divestiture transactions, third parties may be unwilling to release us from guarantees or other credit support provided prior to the sale of the divested assets. As a result, after a divestiture, we may remain secondarily liable for the obligations guaranteed or supported to the extent that the buyer of the assets fails to perform these obligations.

Commodity prices are volatile, and prolonged depressed prices or a further decline in prices would reduce our revenues, profitability and net cash provided by operating activities and would significantly affect our financial condition and results of operations.

Our revenues, profitability, cash flow and the carrying value of our properties depend on the prices of and demand for oil, natural gas and NGL. Historically, the oil, natural gas and NGL markets have been very volatile and are expected to continue to be volatile in the future, and prolonged depressed prices or a further decline in prices will significantly affect our financial results and impede our growth. Changes in oil, natural gas and NGL prices have a significant impact on the value of our reserves and on our net cash provided by operating activities. In addition, revenues from certain wells may exceed production costs and nevertheless not generate sufficient return on capital. Prices for these commodities may fluctuate widely in response to relatively minor changes in the supply of and demand for them, market uncertainty and a variety of additional factors that are beyond our control, such as:

•	the domestic and foreign supply of and demand for oil, natural gas and NGL;

•	the price and level of foreign imports;

•	the level of consumer product demand;

•	weather conditions;

•	overall domestic and global economic conditions;

•	political and economic conditions in oil and natural gas producing and consuming countries;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain price and production controls;

•	the impact of the U.S. dollar exchange rates on oil, natural gas and NGL prices;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental regulations and taxation;

•	the impact of energy conservation efforts;

•	the proximity and capacity of pipelines and other transportation facilities; and

•	the price and availability of alternative fuels.

Prolonged depressed prices or a further decline in prices would reduce our revenues, profitability and net cash provided by operating activities and would significantly affect our financial condition and results of operations.

Future declines in commodity prices, changes in expected capital development, increases in operating costs or adverse changes in well performance may result in write-downs of the carrying amounts of our assets, which could materially and adversely affect our results of operations in the period incurred.

We evaluate the impairment of our oil and natural gas properties on a field-by-field basis whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Future declines in oil, natural gas and NGL prices, changes in expected capital development, increases in operating costs or adverse changes in well performance, among other things, may result in us having to make material write-downs of the carrying amounts of our assets, which could materially and adversely affect our results of operations in the period incurred.

Disruptions in the capital and credit markets, continued low commodity prices and other factors may restrict our ability to raise capital on favorable terms, or at all.

Disruptions in the capital and credit markets, in particular with respect to companies in the energy sector, could limit our ability to access these markets or may significantly increase our cost to borrow. Continued low commodity prices, among other factors, have caused some lenders to increase interest rates, enact tighter lending standards which we may not satisfy, and in certain instances have reduced or ceased to provide funding to borrowers. If we are unable to access the capital and credit markets on favorable terms or at all, it could adversely affect our business and financial condition.

LINN Energy emerged from bankruptcy in February 2017, which could adversely affect our business and relationships.

It is possible that LINN Energy’s having filed for bankruptcy and its emergence from bankruptcy could adversely affect our business and relationships with customers, vendors, royalty and working interest owners, employees, service providers and suppliers. Due to uncertainties, many risks exist, including the following:

•	vendors or other contract counterparties could terminate their relationship or require financial assurances or enhanced performance;

•	the ability to renew existing contracts and compete for new business may be adversely affected;

•	the ability to attract, motivate and/or retain key executives and employees may be adversely affected;

•	employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

•	competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could adversely affect our business, operations, financial condition and reputation. We cannot assure you that LINN Energy’s having been subject to bankruptcy protection will not adversely affect our operations in the future.

Our financial information after the impact of fresh start accounting and numerous divestitures may not be meaningful to investors.

Upon LINN Energy’s emergence from bankruptcy, we adopted fresh start accounting and, as a result, our assets and liabilities were recorded at fair value as of the fresh start reporting date, which differ materially from the recorded values of assets and liabilities on our historical consolidated and combined balance sheets. As a result of the adoption of fresh start accounting, along with our numerous divestitures of properties in 2017 and the first quarter of 2018, our historical results of operations and period-to-period comparisons of those results and certain other financial data may not be meaningful or indicative of future results. The lack of comparable historical financial information may discourage investors from purchasing our Common Stock.

We may not be able to obtain funding under our revolving credit facility because of a decrease in our borrowing base, or obtain new financing, which could adversely affect our operations and financial condition.

On August 4, 2017, LINN Energy entered into a credit agreement with Royal Bank of Canada, as administrative agent, and the lenders and agents party thereto, providing for a new senior secured reserve-based revolving loan facility (the “Revolving Credit Facility”) with $500 million in borrowing commitments and an initial borrowing base of $500 million. The maximum commitment amount was $425 million at June 30, 2018. As of June 30, 2018, there were no borrowings outstanding under the Revolving Credit Facility and there was approximately $378 million of available borrowing capacity (which includes a $47 million reduction for outstanding letters of credit). In connection with the Spin-off, the Company executed a joinder agreement on August 7, 2018, whereby it assumed the obligations of LINN Energy under the Revolving Credit Facility as a guarantor. Following the Spin-off, the borrower under the Revolving Credit Facility is a subsidiary of Riviera.

Redeterminations of the borrowing base under the Revolving Credit Facility are based primarily on reserve reports using lender commodity price expectations at such time. The borrowing base will be redetermined semi-annually, on April 1 and October 1. The next scheduled borrowing base redetermination will take place on April 1, 2019. Any reduction in the borrowing base will reduce our available liquidity, and, if the reduction results in the outstanding amount under the Revolving Credit Facility exceeding the borrowing base, we will be required to repay the deficiency. We may not have the financial resources in the future to make any mandatory deficiency principal prepayments required under the Revolving Credit Facility, which could result in an event of default.

In the future, we may not be able to access adequate funding under the Revolving Credit Facility as a result of (i) a decrease in our borrowing base due to the outcome of a borrowing base redetermination, or (ii) an unwillingness or inability on the part of our lending counterparties to meet their funding obligations. Since the process for determining the borrowing base under the Revolving Credit Facility involves evaluating the estimated value of some of our oil and natural gas properties using pricing models determined by the lenders at that time, a decline in those prices used, or further downward reductions of our reserves, likely will result in a redetermination of our borrowing base and a decrease in the available borrowing amount at the time of the next scheduled redetermination. In such case, we would be required to repay any indebtedness in excess of the borrowing base.

The Revolving Credit Facility also restricts our ability to obtain new financing. If additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If net cash provided by operating activities or cash available under the Revolving Credit Facility is not sufficient to meet our capital requirements, the failure to obtain such additional debt or equity financing could result in a curtailment of our development operations, which in turn could lead to a decline in our reserves.

We may be unable to maintain compliance with the covenants in our credit facilities, which could result in an event of default under our credit facilities that, if not cured or waived, would have a material adverse effect on our business and financial condition.

Under the Revolving Credit Facility, we are required, to maintain (i) a maximum total net debt to last twelve months EBITDA ratio of 4.0 to 1.0, and (ii) a minimum adjusted current ratio of 1.0 to 1.0, as well as various affirmative and negative covenants. In addition, under Blue Mountain Midstream’s senior secured revolving loan facility (the “Blue Mountain Credit Facility”), Blue Mountain Midstream is required to maintain (i) for certain periods, a ratio of consolidated total debt (subject to certain carve-outs) to the sum of (a) total debt (subject to certain carve-outs) and (b) consolidated owners’ equity interest in Blue Mountain Midstream and its potential future subsidiaries of no greater than 0.35 to 1.00, and (ii) subject to satisfaction of certain conditions and for certain periods (a) a ratio of consolidated EBITDA to consolidated interest expense no less than 2.50 to 1.00, (b) a ratio of consolidated net debt to consolidated EBITDA (the “consolidated total leverage ratio”) no greater than 4.50 to 1.00 or 5.00 to 1.00, as applicable, and (c) in case certain other kinds of indebtedness are outstanding, a ratio of consolidated net debt secured by a lien on property of Blue Mountain Midstream to consolidated EBITDA no greater than 3.00 to 1.00. If we were to violate any of the covenants under the Revolving Credit Facility or the Blue Mountain Credit Facility and were unable to obtain a waiver or amendment, it would be considered a default after the expiration of any applicable grace period. If we were in default under the Revolving Credit Facility or the Blue Mountain Credit Facility, then the lenders may exercise certain remedies including, among others, declaring all borrowings outstanding thereunder, if any, immediately due and payable. This could adversely affect our operations and our ability to satisfy our obligations as they come due.

Restrictive covenants in the Revolving Credit Facility and the Blue Mountain Credit Facility could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Restrictive covenants in the Revolving Credit Facility and the Blue Mountain Credit Facility impose significant operating and financial restrictions on us and our subsidiaries. These restrictions limit our ability to, among other things:

•	incur additional liens;

•	incur additional indebtedness;

•	merge, consolidate or sell our assets;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make certain investments; and

•	enter into transactions with our affiliates.

The Revolving Credit Facility and the Blue Mountain Credit Facility also require us to comply with certain financial maintenance covenants as discussed above. A breach of any of these covenants could result in a default under the Revolving Credit Facility or the Blue Mountain Credit Facility, as applicable. If a default occurs and remains uncured or unwaived, the administrative agent or majority lenders under each of the Revolving Credit Facility and the Blue Mountain Credit Facility may elect to declare all borrowings outstanding thereunder, if any, together with accrued interest and other fees, to be immediately due and payable. The administrative agent or majority lenders under the Revolving Credit Facility and the Blue Mountain Credit Facility would also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay our indebtedness when due or declared due, the applicable administrative agent has the right to proceed against the collateral pledged to it to secure the indebtedness under the Revolving Credit Facility or the Blue Mountain Credit Facility, as applicable. If such indebtedness were to be accelerated, our assets may not be sufficient to repay in full our secured indebtedness.

We may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants in the Revolving Credit Facility and the Blue Mountain Credit Facility. The restrictions contained in the Revolving Credit Facility and the Blue Mountain Credit Facility could:

•	limit our ability to plan for, or react to, market conditions, to meet capital needs or otherwise restrict our activities or business plan; and

•	adversely affect our ability to finance our operations, enter into acquisitions or to engage in other business activities that would be in our interest.

Our commodity derivative activities could result in financial losses or could reduce our income, which may adversely affect our net cash provided by operating activities, financial condition and results of operations.

To achieve more predictable net cash provided by operating activities and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we have entered into commodity derivative contracts for a portion of our production. Commodity derivative arrangements expose us to the risk of financial loss in some circumstances, including situations when production is less than expected. If we experience a sustained material interruption in our production or if we are unable to perform our drilling activity as planned, we might be forced to satisfy all or a portion of our derivative obligations without the benefit of the sale of our underlying physical commodity, which may adversely affect our net cash provided by operating activities, financial condition and results of operations.

We may be unable to hedge anticipated production volumes on attractive terms or at all, which would subject us to further potential commodity price uncertainty and could adversely affect our net cash provided by operating activities, financial condition and results of operations.

While we have hedged a portion of our estimated production for 2018 and 2019, our anticipated production volumes remain mostly unhedged. Based on current expectations for future commodity prices, reduced hedging market liquidity and potential reduced counterparty willingness to enter into new hedges with us, we may be unable to hedge anticipated production volumes on attractive terms or at all, which would subject us to further potential commodity price uncertainty and could adversely affect our net cash provided by operating activities, financial condition and results of operations.

Counterparty failure may adversely affect our derivative positions.

We cannot be assured that our counterparties will be able to perform under our derivative contracts. If a counterparty fails to perform and the derivative arrangement is terminated, our net cash provided by operating activities, financial condition and results of operations would be adversely affected.

Unless we replace our reserves, our future reserves and production will decline, which would adversely affect our net cash provided by operating activities, financial condition and results of operations.

Producing oil, natural gas and NGL reservoirs are characterized by declining production rates that vary depending on reservoir characteristics and other factors. The overall rate of decline for our production will change if production from our existing wells declines in a different manner than we have estimated and may change when we drill additional wells, make acquisitions and under other circumstances. Thus, our future oil, natural gas and NGL reserves and production and, therefore, our cash flow and income, are highly dependent on our success in efficiently developing our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs, which would adversely affect our net cash provided by operating activities, financial condition and results of operations. In addition, given general market conditions, we may be unable to finance potential acquisitions of reserves on terms that are acceptable to us or at all. Our ability to make the necessary capital investment to maintain or expand our asset base of oil and natural gas reserves would be impaired to the extent cash flow from operations is reduced and external sources of capital become limited or unavailable.

Our estimated reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

No one can measure underground accumulations of oil, natural gas and NGL in an exact manner. Reserve engineering requires subjective estimates of underground accumulations of oil, natural gas and NGL and assumptions concerning future oil, natural gas and NGL prices, production levels and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate. An independent petroleum engineering firm prepares estimates of our proved reserves. Some of our reserve estimates are made without the benefit of a lengthy production history, which are less reliable than estimates based on a lengthy production history. Also, we make certain assumptions regarding future oil, natural gas and NGL prices, production levels and operating and development costs that may prove incorrect. Any significant variance from these assumptions by actual amounts could greatly affect our estimates of reserves, the economically recoverable quantities of oil, natural gas and NGL attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows. Decreases in commodity prices can result in a reduction of our estimated reserves if development of those reserves would not be economic at those lower prices. Numerous changes over time to the assumptions on which our reserve estimates are based, as described above, often result in the actual quantities of oil, natural gas and NGL we ultimately recover being different from our reserve estimates.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil, natural gas and NGL reserves. We base the estimated discounted future net cash flows from our proved reserves on an unweighted average of the first-day-of-the month price for each month during the 12-month calendar year and year-end costs. However, actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

•	actual prices we receive for oil, natural gas and NGL;

•	the amount and timing of actual production;

•	capital and operating expenditures;

•	the timing and success of development activities;

•	supply of and demand for oil, natural gas and NGL; and

•	changes in governmental regulations or taxation.

In addition, the 10% discount factor required to be used under the provisions of applicable accounting standards when calculating discounted future net cash flows, may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

Our development and midstream operations require substantial capital expenditures. We may be unable to obtain needed capital or financing on satisfactory terms, which could adversely affect our ability to sustain our operations at current levels and could lead to a decline in our reserves and affect our future growth.

The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business for the development and production of oil, natural gas and NGL reserves and to expand our midstream operations and activities. These expenditures will reduce our cash available for other purposes. Our net cash provided by operating activities and access to capital are subject to a number of variables, including:

•	our proved reserves;

•	the level of oil, natural gas and NGL we are able to produce from existing wells;

•	the prices at which we are able to sell our oil, natural gas and NGL;

•	the level of operating expenses;

•	our ability to acquire, locate and produce new reserves.

•	the costs of constructing, operating and maintaining our midstream facilities; and

•	our ability to attract third-party customers for our midstream services.

If our net cash provided by operating activities decreases, we may have limited ability to obtain the capital or financing necessary to sustain our operations at current levels and could lead to a decline in our reserves.

We may decide not to drill some of the prospects we have identified, and locations that we decide to drill may not yield oil, natural gas and NGL in commercially viable quantities.

Our prospective drilling locations are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require additional geological and engineering analysis. Based on a variety of factors, including future oil, natural gas and NGL prices, the generation of additional seismic or geological information, the current and future availability of drilling rigs and other factors, we may decide not to drill one or more of these prospects. In addition, the cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a well. Our efforts will be uneconomic if we drill dry holes or wells that are productive but do not produce enough oil, natural gas and NGL to be commercially viable after drilling, operating and other costs. As a result, we may not be able to increase or sustain our reserves or production, which in turn could have an adverse effect on our business, financial condition, results of operations and cash flows.

Drilling for and producing oil, natural gas and NGL are high risk activities with many uncertainties that could adversely affect our financial position, results of operations and cash flows.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil, natural gas and NGL can be uneconomic, not only from dry holes, but also from productive wells that do not produce sufficient revenues to be commercially viable. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

•	the high cost, shortages or delivery delays of equipment and services;

•	unexpected operational events;

•	adverse weather conditions

•	facility or equipment malfunctions;

•	title problems;

•	pipeline ruptures or spills;

•	compliance with environmental and other governmental requirements;

•	unusual or unexpected geological formations;

•	loss of drilling fluid circulation;

•	formations with abnormal pressures;

•	fires;

•	blowouts, craterings and explosions; and

•	uncontrollable flows of oil, natural gas and NGL or well fluids.

Any of these events can cause increased costs or restrict our ability to drill the wells and conduct the operations which we currently have planned. Any delay in the drilling program or significant increase in costs could adversely affect our financial position, results of operations and cash flows.

Our business relies on certain key personnel.

Our management believes that our continued success will depend to a significant extent upon the efforts and abilities of certain of our key personnel. The loss of the services of any of these key personnel could have a material adverse effect on our business. We do not maintain “key man” life insurance on any of our officers or other employees.

We have limited control over the activities on properties we do not operate.

Other companies operate some of the properties in which we have an interest. As of December 31, 2017, non-operated wells represented approximately 34% of our owned gross wells, or approximately 11% of our owned net wells. We have limited ability to influence or control the operation or future development of these non-operated properties, including timing of drilling and other scheduled operations activities, compliance with environmental, safety and other regulations, or the amount of capital expenditures that we are required to fund with respect to them. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interest could reduce our production and revenues, and lead to unexpected future costs.

Our business depends on gathering and transportation facilities, including our midstream facilities constructed and operated by Blue Mountain Midstream, our wholly owned subsidiary. Any limitation in the availability of those facilities would interfere with our ability to market the oil, natural gas and NGL we produce, which could adversely affect our business, results of operations and cash flows.

The marketability of our oil, natural gas and NGL production depends in part on the availability, proximity and capacity of gathering systems and pipelines, including our midstream facilities constructed and operated by our wholly owned subsidiary, Blue Mountain Midstream. Our development and maintenance of our midstream infrastructure can involve significant risks, including those relating to timing, cost overruns and operational efficiency that could, in turn, materially impact our production, cash flow and results of operation. The amount of oil, natural gas and NGL that can be produced and sold is subject to limitation in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering or transportation system, or lack of contracted capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we are provided only with limited, if any, notice as to when these circumstances will arise and their duration. In addition, some of our wells are drilled in locations that are not serviced by gathering and transportation pipelines, or the gathering and transportation pipelines in the area may not have sufficient capacity to transport additional production. As a result, we may not be able to sell the oil, natural gas and NGL production from these wells until the necessary gathering and transportation systems are constructed. Any significant curtailment in gathering system or pipeline capacity, or significant delay in the construction of necessary gathering and transportation facilities, would interfere with our ability to market the oil, natural gas and NGL we produce, and could adversely affect our business, results of operations and cash flows.

Risks Relating to Regulation of Our Business

Because we handle oil, natural gas and NGL and other hydrocarbons, we may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment.

The operations of our wells, gathering systems, turbines, pipelines and other facilities are subject to stringent and complex federal, state and local environmental laws and regulations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. There is an inherent risk that we may incur environmental costs and liabilities due to the nature of our business, the substances we handle and the ownership or operation of our properties. Certain environmental statutes, including the Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act and analogous state laws and regulations, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. In addition, an accidental release from one of our wells or gathering pipelines could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage and fines or penalties for related violations of environmental laws or regulations.

Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary, and these costs may not be recoverable from insurance. For a more detailed discussion of environmental and regulatory matters impacting our business, see “Our Business—Government Regulation” in the prospectus furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on September 25, 2018, which is expressly incorporated by reference herein.

We are subject to complex and evolving federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.

Our operations are regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations have resulted in delays and increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. Under these laws and regulations, we could also be liable for personal injuries, property damage and other damages. Failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects.

Part of the regulatory environment in which we operate includes, in some cases, legal requirements for obtaining environmental assessments, environmental impact studies and/or plans of development before commencing drilling and production activities. In addition, our activities are subject to the regulations regarding conservation practices and protection of correlative rights. These regulations affect our operations and limit the quantity of oil, natural gas and NGL we may produce and sell. A major risk inherent in our drilling plans is the need to obtain drilling permits from state and local authorities. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well or the receipt of a permit with unreasonable conditions or costs could have a material adverse effect on our ability to develop our properties. Additionally, the regulatory environment could change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, consequently, adversely affect our financial condition and results of operations. For a description of the laws and regulations that affect us, see “Our Business—Government Regulation” in the prospectus furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on September 25, 2018, which is expressly incorporated by reference herein.

We could also be affected by more stringent laws and regulations adopted in the future, including any related to climate change, engine emissions, greenhouse gases and hydraulic fracturing. Changes in environmental laws and regulations occur frequently, and any changes that result in delays or restrictions in permitting or development of projects or more stringent or costly construction, drilling, water management, or completion activities or waste handling, storage, transport, remediation or disposal, emission or discharge requirements could require significant expenditures by us or other operators of the properties to attain and maintain compliance and may otherwise have a material adverse effect on our results of operations or financial condition. Increased scrutiny of the oil and natural gas industry may occur as a result of the FY 2017-2019 National Enforcement Initiatives of the U.S. Environmental Protection Agency (“EPA”), through which the EPA will purportedly address incidences of noncompliance from natural gas extraction and production activities that may cause or contribute to significant harm to public health and/or the environment.

Legislation and regulation of hydraulic fracturing, including with respect to seismic activity allegedly related to hydraulic fracturing, could adversely affect our business.

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons from tight formations. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. For a description of the laws and regulations that affect us, including our hydraulic fracturing operations, see “Our Business—Government Regulation” in the prospectus furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on September 25, 2018, which is expressly incorporated by reference herein. If adopted, certain bills could result in additional permitting and disclosure requirements for hydraulic fracturing operations as well as various restrictions on those operations. Any such added regulation could lead to operational delays, increased operating costs and additional regulatory burdens, and reduced production of oil and natural gas, which could adversely affect our business, financial position, results of operations and net cash provided by operating activities.

Hydraulic fracturing operations require the use of a significant amount of water. Our inability to locate sufficient amounts of water, or dispose of or recycle water used in our drilling and production operations, could adversely impact our operations. Moreover, new environmental initiatives and regulations could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the development or production of natural gas.

Finally, in some instances, the operation of underground injection wells has been alleged to cause earthquakes in some of the states where we operate. Such issues have sometimes led to orders prohibiting continued injection or the suspension of drilling in certain wells identified as possible sources of seismic activity. Such concerns also have resulted in stricter regulatory requirements in some jurisdictions relating to the location and operation of underground injection wells. Future orders or regulations addressing concerns about seismic activity from well injection could affect us, either directly or indirectly, depending on the wells affected.

Legislation and regulation of greenhouse gases could adversely affect our business, and we are subject to risks associated with climate change.

In December 2009, the EPA determined that emissions of carbon dioxide, methane and other “greenhouse gases” (“GHG”) present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. Based on these findings, the EPA has adopted and implemented regulations to restrict emissions of GHGs under existing provisions of the Clean Air Act. In May 2016, the EPA finalized rules that set additional emissions limits for volatile organic compounds and established new controls for emissions of methane from new, modified or reconstructed sources in the oil and natural gas source category, including production, processing, transmission and storage activities. The rule includes first-time standards to address emissions of methane from equipment and processes across the source category, including hydraulically fractured oil and natural gas well completions. In June 2017, the EPA issued a proposal to stay certain of these requirements for two years and reconsider the entirety of the 2016 rules; however, the rules currently remain in effect. In addition, in April 2018, a coalition of states filed a lawsuit in the U.S. District Court for the District of Columbia aiming to force the EPA to establish guidelines for limiting methane emissions from existing sources in the oil and natural gas sector; that lawsuit is pending. The EPA has also adopted rules requiring the monitoring and reporting of GHG emissions from specified sources in the United States, including, among other things, certain onshore oil and natural gas production facilities, on an annual basis. In addition, in 2015, the United States participated in the United Nations Climate Change Conference, which led to the creation of the Paris Agreement. The Paris Agreement requires member countries to review and “represent a progression” in their intended nationally determined contributions, which set GHG emission reduction goals every five years beginning in 2020. In June 2017, the United States announced its withdrawal from the Paris Agreement, although the earliest possible effective date of withdrawal is November 2020. Despite the planned withdrawal, certain U.S. city and state governments have announced their intention to satisfy their proportionate obligations under the Paris Agreement. Legislation has from time to time been introduced in Congress that would establish measures restricting GHG emissions in the United States, and a number of states have begun taking actions to control and/or reduce emissions of GHGs. Any such additional regulation could lead to operational delays, increased operating costs and additional regulatory burdens, and reduced production of oil and natural gas, which could adversely affect our business, financial position, results of operations and net cash provided by operating activities.

In addition, some scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events. If any such effects were to occur, they could adversely affect or delay demand for the oil or natural gas produced or cause us to incur significant costs in preparing for or responding to those effects.

Uncertainty regarding derivatives legislation could have an adverse impact on our ability to hedge risks associated with our business.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in 2010, expands federal oversight and regulation of the derivatives markets and entities, such as us, that participate in those markets. Those markets involve derivative transactions, which include certain instruments, such as interest rate swaps, forward contracts, option contracts, financial contracts and other contracts, used in our risk management activities. The Dodd-Frank Act requires that most swaps ultimately will be cleared through a registered clearing facility and that they be traded on a designated exchange or swap execution facility, with certain exceptions for entities that use swaps to hedge or mitigate commercial risk. The Dodd-Frank Act requirements relating to derivative transactions have not been fully implemented by the SEC and the Commodities Futures Trading Commission and the current presidential administration has indicated a desire to repeal and/or replace certain provisions of the Dodd-Frank Act. Uncertainty regarding the current law and any new regulations could increase the operational and transactional cost of derivatives contracts and affect the number and/or creditworthiness of available counterparties. In addition, we may transact with counterparties based in the European Union, Canada or other jurisdictions which are in the process of implementing regulations to regulate derivatives transactions, some of which are currently in effect and impose operational and transactional costs on our derivatives activities.

Certain U.S. federal income tax deductions currently available with respect to oil and natural gas exploration and production may be eliminated as a result of future legislation.

In past years, legislation has been proposed that would, if enacted into law, make significant changes to U.S. tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. Although these provisions were largely unchanged in the Tax Cuts and Jobs Act of 2017 (which was signed on December 22, 2017), Congress could consider, and could include, some or all of these proposals as part of future tax reform legislation. It is unclear whether any of the foregoing or similar proposals will be considered and enacted as part of future tax reform legislation and if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development and any such change could have an adverse effect on our financial position, results of operations and cash flows.

Recent changes in United States federal income tax law may have an adverse effect on our cash flows, results of operations or financial condition overall.

The Tax Cuts and Jobs Act of 2017 may affect our cash flows, results of operations and financial condition. Among other items, the Tax Cuts and Jobs Act of 2017 repealed the deduction for certain U.S. production activities and provided for a new limitation on the deduction for interest expense. Given the scope of this law and the potential interdependency of its changes, it is difficult at this time to assess whether the overall effect of the Tax Cuts and Jobs Act of 2017 will be cumulatively positive or negative for our earnings and cash flow, but such changes may adversely impact our financial results.

Risks Relating to Our Common Stock

There may be circumstances in which the interests of our significant stockholders could be in conflict with the interests of our other stockholders.

Funds associated with Elliott Associates, L.P., Fir Tree Capital Management LP, York Capital Management, L.P. and P. Schoenfeld Asset Management LP collectively owned approximately 55% of our Common Stock as of September 24, 2018. Circumstances may arise in which these stockholders may have an interest in pursuing or preventing acquisitions, divestitures or other transactions that, in their judgment, could enhance their investment in us. Such transactions might adversely affect us or other holders of our Common Stock.

Our significant concentration of share ownership may adversely affect the trading price of our Common Stock.

As of September 24, 2018, approximately 55%% of our Common Stock was beneficially owned by four holders, each of which has a representative on the board of directors of the Company (our “board of directors”). Our significant concentration of share ownership may adversely affect the trading price of our Common Stock because of the lack of trading volume in our Common Stock and because investors may perceive disadvantages in owning shares in companies with significant stockholders.

Provisions in our certificate of incorporation, bylaws and Delaware law may prevent or delay an acquisition of Riviera, which could decrease the trading price of our Common Stock.

Our certificate of incorporation, bylaws and Delaware corporate law contain provisions that are intended to deter or delay coercive takeover practices and inadequate takeover bids. For example, our certificate of incorporation and bylaws require advance notice for stockholder proposals to nominate directors or present matters at stockholder meetings, place limitations on convening stockholder meetings and authorize our board of directors to issue one or more series of preferred stock. These provisions could enable our board of directors to delay or prevent a transaction that some, or a majority, of our stockholders may believe to be in their best interests and, in that case, may discourage or prevent attempts to remove and replace incumbent directors. These provisions may also discourage or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Further information on such provisions in the certificate of incorporation and bylaws can be found in the section titled “Description of Capital Stock.”

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, subject to limited exceptions, the State of Delaware will be the sole and exclusive forum for derivative actions; claims related to a breach of a fiduciary duty, corporate law, our certificate of incorporation or our bylaws; or under the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

We have no plans to pay dividends on our Common Stock, and you may not receive funds without selling your Common Stock.

We do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business, including exploration, development and acquisition activities. Any decision to declare and pay dividends will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. There can be no assurance that a payment of a dividend will occur in the future.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET FOR THE SECURITIES

Our Common Stock is quoted on the OTCQX under the symbol “RVRA” and has been trading since August 8, 2018. No established public trading market existed for our Common Stock prior to August 8, 2018. The following table sets forth the range of reported high and low bid prices per share of Common Stock as reported by the OTCQX for the periods indicated.

	Share Price Range
Period	High	Low
2018:
August 8 – September 30	$25.00	$20.05
October 1 – December 31 (through October 18)	$21.97	$23.40

The last reported sale price of our Common Stock on the OTCQX on October 18, 2018 was $21.81. Over-the-counter market quotations included herein reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of September 24, 2018, we had 75,836,252 shares of Common Stock outstanding. As of September 24, 2018, we had 10 record holders of Common Stock based on information provided by our transfer agent.

DIVIDEND POLICY

We are not currently paying a cash dividend; however, our board of directors periodically reviews our liquidity position to evaluate whether or not to pay a cash dividend. Any future dividend payments will be restricted by the terms of the agreement governing our revolving credit facility.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 39,650,494 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby either in connection with the Spin-off or in open market purchases. On August 7, 2018, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of September 24, 2018 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that is covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 75,836,252 shares of Common Stock outstanding as of September 24, 2018.

Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage(3)		Number	Percentage
Selling Stockholders:				—	—
Elliott funds(4)	15,794,132	20.8%	15,794,132	—	—
Fir Tree funds(5)	14,712,070	19.4%	14,670,786	—	—
York Capital funds(6)	9,144,292	12.1%	9,144,292	—	—

(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our Common Stock.

(3)

On September 25, 2018, the Company announced the commencement of a tender offer (the “Tender Offer”) to purchase for cash up to 4,545,454 shares of Common Stock at a purchase price of $22.00 per share. The Elliot funds, the Fir Tree funds and the York funds (each as defined below) have advised the Company that they will not tender any shares of Common Stock that they beneficially own in the Tender Offer. In the event the Tender Offer is fully subscribed, the Elliot funds, the Fir Tree funds and the York funds will beneficially own approximately 22.2%, 20.6% and 12.8%, respectively, of our issued and outstanding Common Stock upon the consummation of the Tender Offer. The Tender Offer will expire at 11:59 p.m., New York City time, on Tuesday, October 23, 2018, unless extended or terminated.

(4)

Consists of (i) 26,513 shares owned by Elliott Associates, L.P. (“Elliott Associates”), (ii) 5,027,660 shares owned by The Liverpool Limited Partnership (“Liverpool”) and (iii) 10,739,959 shares owned by Spraberry Investments Inc. (“Spraberry,” and collectively with Elliott Associates and Liverpool, the “Elliott funds”). The sole limited partner of Liverpool is Elliott Associates. Spraberry is an indirect subsidiary of Elliott International, L.P. (“Elliott LP”). Elliott International Capital Advisors Inc. is the investment manager of Elliott LP (“Elliott IM”) and is regulated by the SEC as an investment advisor. Elliott IM has voting and investment power with respect to the shares held by Spraberry and may be deemed to be the beneficial owner thereof. The sole limited partner of Elliott LP is Elliott International Limited. There is no single beneficial shareholder of Elliott International Limited holding shares equal to 10% or more of its total capital. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC, is a general partner of Elliott Associates and is regulated by the SEC as an investment advisor. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC has voting and investment power with respect to the shares held by Elliott Associates and may be deemed to be the beneficial owner thereof. There is no single beneficial limited partner of Elliott Associates holding limited partnership interests equal to 10% or more of its total capital. Andrew Taylor, a member of the investment team of Elliott Management Corporation, an affiliate of the Elliott funds, serves on our board of directors. The address of each of the foregoing entities and Mr. Taylor is c/o Elliott Management Corporation, 40 West 57th Street, New York, New York 10019.

(5)

Consists of (i) 548,558 shares owned by Fir Tree Capital Opportunity Master Fund III, L.P., (ii) 1,785,444 shares owned by Fir Tree Capital Opportunity Master Fund, L.P., (iii) 9,968,920 shares owned by Fir Tree E&P Holdings VI, LLC, (iv) 1,150,589 shares owned by FT SOF IV Holdings, LLC, (v) 1,217,275 shares owned by FT SOF V Holdings, LLC and (vi) 41,284 shares owned by FT COF(E) Holdings, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman serves on our board of directors and is a partner of FTCM. Mr. Lederman does not have voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds in his capacity as a partner of FTCM. The address of each of the foregoing entities, Messrs. Tannenbaum, Biondo, Sultan and Lederman is c/o Fir Tree Capital Management LP, 55 West 46th Street, 29th Floor, New York, New York 10036.

(6)

Consists of (i) 1,329,972 shares owned by York Capital Management, L.P., (ii) 3,088,432 shares owned by York Credit Opportunities Investments Master Fund, L.P., (iii) 2,424,480 shares owned by York Credit Opportunities Fund, L.P., (iv) 1,850,097 shares owned by York Multi-Strategy Master Fund, L.P., (v) 135,392 shares owned by Exuma Capital, L.P., (vi) 278,587 shares owned by York Select Strategy Master Fund, L.P. and (vii) 37,332 shares owned by Jorvik Multi-Strategy Master Fund, L.P. (collectively, the “York Capital funds”). York Capital Management Global Advisors, LLC (“YCMGA”) is the senior managing member of the general partner of each of the York Capital funds. James G. Dinan is the chairman of, and controls, YCMGA. Each of YCMGA and Mr. Dinan has voting and investment power with respect to the shares owned by each of the York Capital funds and may be deemed to be beneficial owners thereof. Each of YCMGA and Mr. Dinan disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Matthew W. Bonanno, a partner of YCMGA, serves on our board of directors. The address of the York Capital funds, Mr. Dinan and Mr. Bonanno is 767 Fifth Avenue, 17th Floor, New York, New York 10153.

DESCRIPTION OF CAPITAL STOCK

Under “Description of Capital Stock,” “we,” “us,” “our,” the “Company” and “our company” refer to Riviera Resources, Inc. and not to any of its subsidiaries.

Authorized Capitalization

Our authorized capital stock consists of 300,000,000 shares, which include 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 24, 2018, we had 75,836,252 shares of Common Stock outstanding.

Dividends. Subject to the rights granted to any holders of preferred stock, holders of the shares of our Common Stock are entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of any assets or funds of the Company legally available for the payment of dividends. The Company is incorporated in Delaware and is governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of our stockholders. There are no cumulative voting rights for the election of directors, which means that the holders of a majority of the shares of our Common Stock are entitled to elect all of our directors, unless the number of nominees for director exceeds the number of directors to be elected, in which case, the directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Liquidation Rights. Except as otherwise required by our bylaws or certificate of incorporation, our Common Stock has all rights and privileges typically associated with such securities as set forth in the Delaware General Corporation Law (the “DGCL”) in relation to rights upon liquidation.

Fully Paid. All of the outstanding shares of Common Stock are fully paid and nonassessable. The holders of our Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and our Common Stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the terms of our certificate of incorporation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

No shares of preferred stock were issued and outstanding as of September 24, 2018.

Directors

Our board of directors is currently comprised of six directors. The number of directors may be fixed from time to time by a resolution adopted by our board of directors. Each director elected by stockholders is determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.

All directors are in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2019 annual meeting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and our certificate of incorporation, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of our outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation, our bylaws and Delaware statutory law contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which the Company believes may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Undesignated Preferred Stock

The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our board of directors has no present intention to issue any shares of preferred stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the voting power of the outstanding capital stock of the Company.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon our board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant to our board of directors the power to adopt, amend, restate or repeal the bylaws, provided that until the earlier of a listing of the capital stock on a national exchange and the consummation of an initial public offering, none of the provisions regarding information rights, affiliate transactions, transactions requiring stockholder approval, or amendments to the bylaws may be repealed or amended in any manner that is materially adverse to any stockholder, unless such repeal or amendment shall have been approved by 66 2/3% of our Common Stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Delaware Anti-Takeover Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are quoted for trading on the OTC Market, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by our board of directors before the date the interested shareholder attained that status;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by our board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Newly Created Directorships and Vacancies on our Board of Directors

Under our bylaws, any vacancies on our board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by our board of directors upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of our board of directors or by a sole remaining director, or by a majority vote of our Common Stock, at either a special meeting of the stockholders or by written consent.

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the State of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the Company’s and our stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

The Company may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have also entered into individual indemnity agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Ticker Symbol

Our Common Stock is quoted on the OTCQX under the symbol “RVRA.” On October 18, 2018, the last reported sale price of Common Stock on the OTCQX was $21.81 per share.

Transfer Agent and Registrar

Our transfer agent and registrar of Common Stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares of Common Stock, whether or not the options are listed on an options exchange;

•	through the distributions of the shares of Common Stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the shares of Common Stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

LEGAL OPINIONS

The validity of the Common Stock offered by this prospectus will be passed upon by Kirkland & Ellis LLP.

EXPERTS

The consolidated and combined financial statements of Riviera Resources, LLC and its subsidiaries, as of December 31, 2017 (Successor) and 2016 (Predecessor), and for the ten months ended December 31, 2017 (Successor), the two months ended February 28, 2017 and for the years ended December 31, 2016 and 2015 (Predecessor), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

The audit report states the consolidated and combined financial statements were prepared on a combined basis of accounting, and in conformity with Accounting Standards Codification 852-10, Reorganizations, for the Successor (as defined in such audit report) as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with prior periods.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by DeGolyer and MacNaughton. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

Riviera Resources, Inc.

Common Stock

PROSPECTUS

October 19, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$(1)
Printing and engraving expenses	$(1)
Fees and expenses of legal counsel	$(1)
Accounting fees and expenses	$(1)
Transfer agent and registrar fees	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)

Except with respect to the fee applicable to the shares of Common Stock to be sold by selling security holders, the expenses in connection with the issuance and distribution of securities are not currently determinable because an indeterminate amount of securities is covered by this registration statement. An estimate of the aggregate expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such. We have also entered into indemnity agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules.

The Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein, contains the required information.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in the form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(f) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(g) to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement for each of the securities registered hereby.

2.1#	Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, dated January 25, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.2#	Purchase and Sale Agreement, dated April 30, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Jonah Energy LLC (incorporated by reference to Exhibit 2.2 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.3#	Purchase and Sale Agreement, dated May 23, 2017, by and among Linn Energy Holdings, LLC, Linn Operating, LLC, Linn Midstream, LLC and Berry Petroleum Company, LLC (incorporated by reference to Exhibit 2.3 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.4#	Purchase and Sale Agreement, dated May 25, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Denbury Onshore, LLC (incorporated by reference to Exhibit 2.4 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.5#	First Amendment, dated June 30, 2017, to Purchase and Sale Agreement, dated May 25, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Denbury Onshore, LLC (incorporated by reference to Exhibit 2.5 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.6#	Purchase and Sale Agreement, dated June 1, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC, Linn Midstream, LLC and Bridge Energy LLC (incorporated by reference to Exhibit 2.6 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.7	First Amendment, dated July 10, 2017, to Purchase and Sale Agreement, dated June 1, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC, Linn Midstream, LLC and Bridge Energy LLC (incorporated by reference to Exhibit 2.7 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.8#	Purchase and Sale Agreement, dated October 3, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Washakie Exaro Opportunities, LLC (incorporated by reference to Exhibit 2.8 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.9#	First Amendment, dated October 12, 2017, to Purchase and Sale Agreement, dated October 3, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Washakie Exaro Opportunities, LLC (incorporated by reference to Exhibit 2.9 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.10#	Purchase and Sale Agreement, dated October 20, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Valorem Energy Operating, LLC (incorporated by reference to Exhibit 2.10 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.11#	Purchase and Sale Agreement, dated December 18, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Scout Energy Group IV, LP (incorporated by reference to Exhibit 2.11 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.12#	Amendment, dated January 11, 2018, to Purchase and Sale Agreement, dated December 18, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Scout Energy Group IV, LP (incorporated by reference to Exhibit 2.12 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.13#	Purchase and Sale Agreement, dated January 15, 2018, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Altamont Energy LLC (f/k/a Wasatch Energy LLC) (incorporated by reference to Exhibit 2.13 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.14#	Purchase and Sale Agreement, dated February 13, 2018, by and among Linn Energy Holdings, LLC, Linn Operating, LLC and Scout Energy Group IV, LP (incorporated by reference to Exhibit 2.14 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.15#	Fourth Amendment to Contribution Agreement, dated February 27, 2018, to Contribution Agreement, dated June 27, 2017, by and among Linn Energy Holdings, LLC, Linn Operating, LLC, Citizen Energy II, LLC and Roan Resources LLC (incorporated by reference to Exhibit 2.15 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.16#	First Amendment, dated February 27, 2018, to Purchase and Sale Agreement, dated January 15, 2018, by and among Linn Energy Holdings, LLC, Linn Operating, LLC and Altamont Energy LLC (f/k/a Wasatch Energy LLC) (incorporated by reference to Exhibit 2.16 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.17	Second Amendment, dated February 28, 2018, to Purchase and Sale Agreement, dated January 15, 2018, by and among Linn Energy Holdings, LLC, Linn Operating, LLC and Altamont Energy LLC (f/k/a Wasatch Energy LLC) (incorporated by reference to Exhibit 2.17 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.18#	Separation and Distribution Agreement, dated August 7, 2018, between Linn Energy, Inc. and Riviera Resources, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on August 10, 2018).

4.1	Certificate of Conversion of Riviera Resources, LLC (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 10, 2018).

4.2	Certificate of Incorporation of Riviera Resources, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 filed on August 7, 2018).

4.3	Bylaws of Riviera Resources, Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 filed on August 7, 2018)

5.1*	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

23.1*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of DeGolyer and MacNaughton—LINN Energy.

23.4*	Consent of DeGolyer and MacNaughton—Roan.

24.1*	Powers of Attorney (included on signature pages of this Registration Statement).

99.1	2017 Report of DeGolyer and MacNaughton—LINN Energy (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

99.2	2017 Report of DeGolyer and MacNaughton—Roan (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K at a later date in connection with a specific offering.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of October, 2018.

RIVIERA RESOURCES, INC.

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of David B. Rottino, James G. Frew and Darren Schluter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ David B. Rottino David B. Rottino	President, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2018

/s/ James G. Frew James G. Frew	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 19, 2018

/s/ Darren Schluter Darren Schluter	Executive Vice President, Finance, Administration and Chief Accounting Officer (Principal Accounting Officer)	October 19, 2018

/s/ Matthew Bonanno Matthew Bonanno	Director	October 19, 2018

/s/ Philip Brown Philip Brown	Director	October 19, 2018

/s/ C. Gregory Harper C. Gregory Harper	Director	October 19, 2018

/s/ Evan Lederman Evan Lederman	Director	October 19, 2018

/s/ Andrew Taylor Andrew Taylor	Director	October 19, 2018